Exhibit 10.4

TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT (this “Agreement”), dated as of June 30, 2015 and, by and between, APPLIED OPTOELECTRONICS, INC., a Delaware corporation (the “Borrower”) and each Additional Grantor that may become a party hereto after the date hereof (each of the Borrower and each Additional Grantor being a “Grantor” and collectively the “Grantors”) and EAST WEST BANK, as Agent for and representative of the Lender Parties (in such capacity, the “Agent”). If there are no Guarantors that are party to this Agreement, the term “Grantors” shall refer only to the Borrower.

WHEREAS, the Grantor has granted a security interest in and continuing Lien on the Collateral (including the trademarks subject of this Agreement) to the Agent pursuant to the Security Agreement, and desires to enter into this Agreement for purposes of affirming such grant to the Agent, and providing a short-form medium to facilitate the recording of such security interest in the applicable governmental offices.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

Section 1. Affirmation and Grant of Security. The Grantor hereby affirms its grant to the Agent of, and grants to the Agent, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the trademarks listed on Schedule I to secure the Secured Obligations.

Section 2. Recordation. The Grantor authorizes and requests that the Commissioner of Patents and Trademarks and any other applicable government officer record this Agreement.

Section 3. Grants, Rights and Remedies. This Agreement has been entered into in conjunction with the provisions of the Security Agreement. The Grantor does hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Agent with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated herein by reference as if fully set forth herein.

Section 4. Miscellaneous. The Grantor agrees that neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the Grantor has caused this Trademark Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

APPLIED OPTOELECTRONICS, INC.

By: /s/ Stefan J. Murry
Name: Stefan J. Murry
Title: CFO and Chief Strategy Officer

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SCHEDULE I

REGISTERED TRADEMARKS

Registration No.	Country	Mark	Registration Date
2,535,730	USA	AOI	02-05-2002
2,832,440	USA	AOI (Stylized)	04-13-2004
3,001,557	USA	APPLIED OPTOELECTRONICS, INC.	09-27-2005

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TRADEMARK APPLICATIONS

Appl. No.	Country	Mark
86/059,040	USA	AAOI

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